CERTIFICATION

This Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2012	By:	/s/ Michael L. Middleton
Michael L. Middleton
Chief Executive Officer

Date: November 14, 2012	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Financial Officer